Annual Shareholders Meeting August 12, 2014 Mark Donegan Chairman & CEO

Precision Castparts Corp. 2 Forward-Looking Statements Information included within this press release describing the projected growth and future results and events constitutes forward- looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results in future periods may differ materially from the forward-looking statements because of a number of risks and uncertainties, including but not limited to fluctuations in the aerospace, power generation, and general industrial cycles; the relative success of our entry into new markets; competitive pricing; the financial viability of our significant customers; the concentration of a substantial portion of our business with a relatively small number of key customers; the impact on the Company of customer or supplier labor disputes; demand, timing and market acceptance of new commercial and military programs, including the Boeing 787, and our ability to accelerate production levels to timely match order increases on new or existing programs; the availability and cost of energy, raw materials, supplies, and insurance; the cost of pension and postretirement medical benefits; equipment failures; product liability claims; cybersecurity threats; relations with our employees; our ability to manage our operating costs and to integrate acquired businesses in an effective manner, including the ability to realize expected synergies; the timing of new acquisitions; misappropriation of our intellectual property rights; governmental regulations and environmental matters; risks associated with international operations and world economies; the relative stability of certain foreign currencies; the impact of adverse weather conditions or natural disasters; the availability and cost of financing; implementation of new technologies and process improvements. Any forward-looking statements should be considered in light of these factors. We undertake no obligation to update any forward-looking information to reflect anticipated or unanticipated events or circumstances after the date of this document.

Solid Value Extracted from Steady Growth

$ Millions, except EPS		FY14		FY13	Change
Net Sales	$	9,616	$	8,361	15 %
Consolidated Segment Operating Income	$	2,672	$	2,157	24 %
Margin %		*27.8 %*		*25.8 %*	200 bp
Earnings Per Share from Continuing Operations *(diluted)*	$	12.01	$	9.75	23 %

Y-O-Y FY14 Sales

- Lower metal pricing and pass-through → ~ $241M ↓
- Further increase in intercompany activity → ~ $206M ↑
- Higher aerospace sales → ~ 20% ↑
  - Content expansion, production rates, and TIMET
- Increased power generation sales → ~ 3% ↑
  - Stable industrial gas turbine (IGT) sales → ~ 1% ↑
    - Content gains, stable spares, upgrade programs
  - Continued strength in seamless interconnect pipe → ~ 40% ↑
  - Increase in oil & gas shipments → ~ 4% ↑

Y-O-Y FY14 Operating Income

- Solid leverage on incremental revenues
- TIMET performance gains since acquisition
  - Sales per employee → +30%
  - Productivity → +40%
  - Scrap → -50%
  - Yield → +20%
  - Similar performance demonstrated by other acquisitions
    - Centra
    - PB Fasteners
    - Permaswage

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Precision Castparts Corp. 4 Sales By Market – FY12 FY14 Sales by Market 68% 14% 18% General Industrial & Other Aerospace Interconnect Pipe Oil & Gas/ Other 36% IGT 52% Military 15% Large Commercial 79% Regional & Business 12% Power 6%

Precision Castparts Corp. 5  Acquired in Q3 FY14  Manufactures hydraulic fluid fittings for airframe applications ‒ Strong presence in permanent fittings • Growing market vs. separable fittings  Solid Airbus and Boeing positions ‒ Strong positions on growth platforms (A350, B787, Neo, MAX) ‒ Broad presence on other platforms  Strategic fit with multiple synergies ‒ Complements PCC Airdrome presence in separable fittings ‒ Ability to optimize complementary machining operations ‒ Operational improvement, best practices sharing, and coordination with other PCC Fasteners operations  Deployed an additional $400M to acquisitions in FY14 ‒ Enter adjacent markets ‒ Enhance internal processing capabilities ‒ Expand revert capture & processing capabilities Acquisitions Overview: Permaswage

Precision Castparts Corp. 6  Acquired in Q1 FY15  Broad range of aerostructure components and complex assemblies ‒ Mix of hard metal and aluminum ‒ Very large parts capabilities ‒ Opportunity to create additional capacity  Single location in Valencia, CA  Strong strategic fit for PCC ‒ Broadens large gantry capabilities ‒ Expands Airbus position – strong A350 share ‒ In-sourcing of fasteners, latches, and input stock from PCC operations ‒ Significant revert generation ‒ Best practice sharing Acquisitions Overview: Aerospace Dynamics International (ADI)

Precision Castparts Corp. 7 Outlook For FY15-16 Power  IGT ‒ Strong incoming orders during Q1 • New high-efficiency platforms • Spares • Upgrade programs ‒ 12-16 month ramp  Interconnect sales growth acceleration post Q2 upgrades  Oil & Gas ‒ Robust order intake • Deliveries over next 6-12 months • Solid double-digit revenue growth in second half of FY15 Aerospace  Stable base rates in place  Accelerators in next 12+ months ‒ Narrow-body rate increase ‒ 787 step from 10 to 12/month • PCC typically 6 months ahead ‒ PCC's 737/A320 re-engining content +$300K-500K per aircraft • Significant ramp FY16-18  TIMET ‒ Volume growth starting second half of FY15 as destocking ends and share gains kick in ‒ Sizeable additional opportunities under discussion  Airframe share gains and 787 gap closure

Beyond FY16: PCC Leveraging End Markets and Unique Capabilities

BUSINESS MODEL ATTRIBUTES	KEY OUTCOMES FY17 - FY20	ESTIMATED ANNUAL REVENUE IMPACT IN FY18 - FY20 TIMEFRAME*
▪ Relentless Cost Focus ▪ Vertical Integration ▪ Technology and Manufacturing Process Leadership ▪ Preferred Supplier ▪ Acquisition Performance	▪ Secure Aerospace Content Expansion – 737MAX & A320neo – A350 – Additional opportunities ▪ Leverage Aerospace Production Rates – 737MAX & A320 NEO – 787 – A350 ▪ Probable IGT OEM cycle ▪ Further demand growth in interconnect pipe ▪ Unique oil & gas offerings	**$2-2.5B**
▪ Efficient Cash Generation	▪ Deploy $4-6B to M&A now through FY17	**$2-2.5B**

SUPPORTS OUTLOOK FOR CONTINUED AVERAGE MID-TEENS EPS CAGR <u>BEYOND</u> FY16, WITH STRONG CASH GENERATION

*Based on fully achieving published OEM build rates and utilizing PCC's shipset content as of June 2014

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Questions Mark Donegan Chairman & CEO